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                                                                      EXHIBIT 15

                       [Arthur Andersen LLP Letterhead]

               LETTER OF UNAUDITED INTERIM FINANCIAL INFORMATION

June 29, 1999

Public Service Company of Colorado:

     We are aware that Public Service Company of Colorado has incorporated by reference in this Registration Statement its Form 10-Q for the quarter ended March 31, 1999, included in the Combined Quarterly Report on Form 10-Q for the quarter ended March 31, 1999 of New Century Energies, Inc., which includes our report dated May 13, 1999, covering the unaudited consolidated condensed interim financial statements contained therein. Pursuant to Regulation C of the Securities Act of 1933, that report is not considered a part of this Registration Statement prepared or certified by our Firm or a report prepared or certified by our Firm within the meaning of Sections 7 and 11 of the Act.


                                    Very truly yours,


                                    /s/ ARTHUR ANDERSEN LLP